Exhibit 10.10

PROMISSORY NOTE
Principal Amount:  $__________
Date:  October ___, 2017
FOR VALUE RECEIVED, Pacific Ventures Group, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of ______________________________, or its successors or assigns, as the case may be ("Payee"), at such place as may be specified in writing by Payee, the principal sum of ______________________________ ($__________), together with interest accrued from the Effective Date hereof at the rate of __________________ percent (___%) per annum. The effective date of this Promissory Note (this "Note") shall be ________________ ___, ______ (the "Effective Date").
The principal of and interest on this Note shall be paid in full no later than the close of business on ________________ ___, ______ (the "Maturity Date").  If the Maturity Date shall be a Saturday, Sunday or legal holiday, then the principal of and interest on this Note shall be paid in full no later than the close of business on the immediately following day that is not a Saturday, Sunday or legal holiday.
Regardless of the place of execution or performance, this Note shall be governed by the laws of the state of Delaware.
IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.
PACIFIC VENTURES GROUP, INC.

By: ________________________
Name: Shannon Masjedi
Title:   President and CEO